Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Greenland Mines Ltd

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Greenland Mines Ltd of our report dated April 1, 2026 on our audit of the financial statements of Greenland Mines Ltd as of December 31, 2025 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

Irvine, CA

April 17, 2026